UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2015 (December 2, 2015)

RENTECH, INC.

(Exact name of registrant as specified in its charter)

Colorado	1-15795	84-0957421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, 10th Floor Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 571-9800

RENTECH NITROGEN PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-35334	45-2714747
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, 10th Floor Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 571-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

Effective December 4, 2015, Mr. Dan J. Cohrs ceased to be the executive vice president, chief financial officer and treasurer of Rentech, Inc., or Rentech, and the chief financial officer of the general partner of Rentech Nitrogen Partners, L.P., or Rentech Nitrogen. Mr. Cohrs will continue in employment in a non-officer role with each entity through December 18, 2015 in order to assist with the transition of his duties.

Mr. Jeffrey R. Spain was appointed as chief financial officer of each of Rentech and the general partner of Rentech Nitrogen effective December 4, 2015. Mr. Spain’s compensation arrangements were not modified in connection with such appointment.

Mr. Spain, age 49, served as Rentech’s senior vice president of finance, accounting and administration for Rentech’s wood fibre group immediately prior to his appointment as CFO. Mr. Spain has held various senior financial and accounting roles at Rentech since 2011. His experience spans over 20 years and includes investment banking and operations management and chief financial officer roles of high growth companies. His past employers include Credit Suisse First Boston, LeadPoint, Inc., eNutrition, Inc., and Kimberly-Clark Corporation. At LeadPoint, Inc., an internet performance marketing company funded by Redpoint Ventures, Mr. Spain served as CFO from 2004 until joining Rentech in 2011. Mr. Spain received his Masters of Business Administration from the Anderson Graduate School of Management at UCLA and earned his Bachelor's degree in finance from Southern Methodist University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: December 7, 2015	By:	/s/ Colin Morris
Colin Morris
Senior Vice President and General Counsel

RENTECH NITROGEN PARTNERS, L.P.,
a Delaware limited Partnership

	By:	Rentech Nitrogen GP, LLC
	Its:	General Partner

Date: December 7, 2015	By:	/s/ Colin Morris
Colin Morris
Senior Vice President and General Counsel